UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2012

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 22, 2012. Out of 30,931,648 shares of common stock entitled to vote at the annual meeting, there were present in person or by proxy 30,078,357 shares. Our stockholders elected nine directors and approved two proposals as set forth below. The nominations and proposals submitted at the annual meeting are described in detail in our definitive proxy statement for the annual meeting. The final voting results on the matters presented at the annual meeting are as follows:

Proposal 1. Each of Charles J. Abbe, Robert P. Akins, Edward H. Braun, Michael R. Gaulke, William G. Oldham, Eric M. Ruttenberg, Peter J. Simone, Young K. Sohn and Jon D. Tompkins was elected as a director to serve until the 2013 annual meeting of stockholders by the following vote:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Charles J. Abbe	28,081,251	35,884	1,961,222
Robert P. Akins	27,510,029	607,106	1,961,222
Edward H. Braun	27,718,629	398,506	1,961,222
Michael R. Gaulke	27,533,598	583,537	1,961,222
William G. Oldham	27,450,861	666,274	1,961,222
Eric M. Ruttenberg	27,718,526	398,609	1,961,222
Peter J. Simone	22,869,878	5,247,257	1,961,222
Young K. Sohn	27,801,463	315,672	1,961,222
Jon D. Tompkins	27,172,072	945,063	1,961,222

Proposal 2. The appointment of KPMG LLP as our independent registered public accounting firm for 2012 was ratified by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,839,940	235,250	3,167	none

Proposal 3. The compensation of our named executive officers, as disclosed in our definitive proxy statement for the annual meeting, was approved, on an advisory basis, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,039,943	752,062	1,325,130	1,961,222

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

Date: May 25, 2012	By:	/s/ Robert P. Akins
Robert P. Akins Chairman of the Board and Chief Executive Officer